EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement on Form S-8 of our reports dated February 21, 2023, relating to the financial statements of Vector Group Ltd. and the effectiveness of Vector Group Ltd.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Vector Group Ltd. for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP
Miami, Florida
August 25, 2023